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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 12                                   Trade Date: 12/08/03
(To Prospectus dated September 8, 2003 and                  Issue Date: 12/11/03
Prospectus Supplement dated September 12, 2003)


The date of this Pricing Supplement is December 9, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGV0              $5,324,000.00              5.25%                 12/15/18                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)            Survivor's Option    Subject to Redemption       (including the redemption price)
    ----------------          -----------------    ---------------------       --------------------------------
        monthly                     Yes                    Yes                           100% 12/15/04
       (01/15/04)                                                                   semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer               Other Terms
    ---------------            -----------            -----------               --------             -------------
     $5,246,802.00             $77,198.00                $3.50              ABN AMRO Financial
                                                                               Services, Inc.
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